Exhibit 99.1

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701

Company contact:

Tony Clark, CEO and President
Ian Shaw, Chief Financial Officer
(800) 332-9766
www.dawson3d.com

DAWSON GEOPHYSICAL REPORTS

THIRD QUARTER 2024 RESULTS

MIDLAND, Texas, November 12, 2024/PR Newswire/Dawson Geophysical Company (NASDAQ: DWSN) (the “Company”) today reported unaudited financial results for its third quarter ended September 30, 2024.

Management Comment

Tony Clark, Dawson’s President and CEO, commented, “We began the quarter with one crew operating in the United States, and had two small channel crews operating later in the quarter. We currently have one crew operating and a second large channel crew scheduled to deploy in mid-November, which will utilize the majority of our channels in the United States. Our seasonal operations in Canada resumed in October, and we expect increased revenues and profitability from Canada through the first quarter of 2025.

We are currently testing new single node channels in the field, and we expect to invest in increasing our channel count through the purchase of new equipment in the near future. We believe that investing in new single node channels will improve our revenue and margins due to improved crew efficiency with the lighter weight equipment.

We expect to finish the year strong and believe that we are positioned to capitalize on the opportunities in our industry.”

Third Quarter and Year-to-Date Results

For the third quarter ended September 30, 2024, the Company reported revenues of $14.4 million, a decrease of 37% compared to $23 million for the comparable quarter ended September 30, 2023. Revenue included reimbursable revenue of $9.8 million and $13.2 million for the quarters ended September 30, 2024, and September 30, 2023, respectively.

For the third quarter ended September 30, 2024, we incurred a net loss of $5.6 million or $0.18 per common share compared to a net loss of $5.2 million or $0.20 per common share for the quarter ended September 30, 2023. During the quarter, we generated negative EBITDA of $4.3 million in the quarter ended September 30, 2024, compared to negative EBITDA of $3.4 million in the quarter ended September 30, 2023.

For the nine months ended September 30, 2024, we incurred a net loss of $3.3 million or $0.11 per common share compared to a net loss of $10 million or $0.40 per common share, for the nine months ended September 30, 2023.

Operations Update

Our Board of Directors approved an increase in our capital budget to $6 million for the potential purchase of new single node channels. The single node channels are expected to increase our revenues through more competitive bids for our customers, and increase our margins due to improved crew efficiencies. As we look to modernize our equipment for the current market, we are continuing to evaluate all of our assets and are looking for opportunities to divest under-utilized assets to improve our return on capital.

Liquidity

For the nine months ended September 30, 2024, we generated $3.6 million of cash from our operations, and as of September 30, 2024, the company had cash of $7 million and positive working capital of $4.4 million.

About Dawson

Dawson Geophysical Company is a leading provider of North American onshore seismic data acquisition services with operations throughout the continental United States and Canada. Dawson acquires and processes 2-D, 3-D and multi-component seismic data for its clients, which range from major oil and gas companies to independent oil and gas operators, as well as providers of multi-client data libraries. Dawson also provides Carbon Capture Utilization and Storage (“CCUS”) seismic monitoring, which continues to grow and be an integral part of its business.  Dawson has acquired several CCUS base surveys and plan to acquire more in the future.

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company’s preliminary and unaudited results as determined by generally accepted accounting principles (“GAAP”), the Company has included in this press release information about the Company’s EBITDA, a non-GAAP financial measure as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company defines EBITDA as net income (loss) plus interest expense, interest income, income taxes, depreciation and amortization expense and severance expenses. The Company uses EBITDA as a supplemental financial measure to assess:

•	the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis;

•	its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and

•	the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs.

The Company also understands that such data are used by investors to assess the Company’s performance. However, the term EBITDA is not defined under GAAP, and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with GAAP.  When assessing the Company’s operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net income (loss), cash flow from operating activities or other cash flow data calculated in accordance with GAAP. In addition, the Company’s EBITDA may not be comparable to EBITDA or similar titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as the Company. Further, the results presented by EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, and depreciation and amortization. A reconciliation of the Company’s EBITDA to its net loss is presented in the table following the text of this press release.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. These factors include, but are not limited to, the Company’s status as a controlled public company, which exempts the Company from certain corporate governance requirements; the limited market for the Company’s shares, which could result in the delisting of the Company’s shares from Nasdaq and the Company no longer being required to make filings with the U.S. Securities and Exchange Commission (the “SEC”); the impact of general economic, industry, market or political conditions; dependence upon energy industry spending; changes in exploration and production spending by our customers and changes in the level of oil and natural gas exploration and development; the results of operations and financial condition of our customers, particularly during extended periods of low prices for crude oil and natural gas; the volatility of oil and natural gas prices; changes in economic conditions; the severity and duration of the COVID-19 pandemic, related economic repercussions and the resulting impact on demand for oil and gas; surplus in the supply of oil and the ability of the Organization of the Petroleum Exporting Countries and its allies, collectively known as OPEC+ to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; the potential for contract delays; reductions or cancellations of service contracts; limited number of customers; credit risk related to our customers; reduced utilization; high fixed costs of operations and high capital requirements; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees and remote work arrangements; industry competition; external factors affecting the Company’s crews such as weather interruptions and inability to obtain land access rights of way; whether the Company enters into turnkey or day rate contracts; crew productivity; the availability of capital resources; disruptions in the global economy, including export controls and financial and economic sanctions imposed on certain industry sectors and parties as a result of the developments in Ukraine and related activities, and whether or not a future transaction or other action occurs that causes the Company to be delisted from Nasdaq and no longer be required to make filings with the SEC. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Annual Report on Form 10-K that was filed with the SEC on April 1, 2024. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(unaudited and amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Operating revenues:
Fee Revenue	$4,663	$9,735	$39,727	$42,889
Reimbursable Revenue	9,758	13,226	18,790	29,699
	14,421	22,961	58,517	72,588
Operating costs:
Operating expenses
Fee operating expenses	6,537	10,918	32,532	38,133
Reimbursable operating expenses	9,758	13,226	18,790	29,699
	16,295	24,144	51,322	67,832
General and administrative	2,529	2,495	6,611	8,971
Severance expense	—	—	86	—
Depreciation and amortization	1,388	2,014	4,383	6,827
	20,212	28,653	62,402	83,630

Loss from operations	(5,791)	(5,692)	(3,885)	(11,042)

Other income (expense):
Interest income	72	192	290	436
Interest expense	(35)	(22)	(120)	(53)
Other income (expense), net	102	327	434	522

Loss before income tax	(5,652)	(5,195)	(3,281)	(10,137)

Income tax benefit (expense)	35	(3)	(36)	96

Net loss	(5,617)	(5,198)	(3,317)	(10,041)

Other comprehensive income (loss):
Net unrealized income (loss) on foreign exchange rate translation	29	(218)	(241)	25

Comprehensive loss	$(5,588)	$(5,416)	$(3,558)	$(10,016)

Basic loss per share of common stock	$(0.18)	$(0.20)	$(0.11)	$(0.40)

Diluted loss per share of common stock	$(0.18)	$(0.20)	$(0.11)	$(0.40)

Weighted average equivalent common shares outstanding	30,906,777	26,137,648	30,845,076	25,383,757

Weighted average equivalent common shares outstanding - assuming dilution	30,906,777	26,137,648	30,845,076	25,383,757

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$6,980	$10,772
Restricted cash	—	5,000
Short-term investments	—	265
Accounts receivable, net	2,788	12,735
Prepaid expenses and other current assets	3,411	8,654
Total current assets	13,179	37,426

Property and equipment, net	14,284	16,508

Right-of-use assets	2,348	3,208

Intangibles, net	370	377

Total assets	$30,181	$57,519

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,424	$3,883
Accrued liabilities:
Payroll costs and other taxes	1,954	3,415
Other	992	709
Deferred revenue	691	11,829
Current maturities of notes payable and finance leases	704	1,380
Current maturities of operating lease liabilities	1,005	1,202
Total current liabilities	8,770	22,418

Long-term liabilities:
Notes payable and finance leases, net of current maturities	1,531	1,289
Operating lease liabilities, net of current maturities	1,621	2,363
Deferred tax liabilities, net	15	15
Total long-term liabilities	3,167	3,667

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock-par value $1.00 per share; 4,000,000 shares authorized, none outstanding	—	—
Common stock-par value $0.01 per share; 35,000,000 shares authorized,
30,906,777 and 30,812,329 shares issued and outstanding at September 30, 2024
and December 31, 2023, respectively	309	308
Additional paid-in capital	156,905	156,678
Accumulated deficit	(136,817)	(123,640)
Accumulated other comprehensive loss, net	(2,153)	(1,912)
Total stockholders’ equity	18,244	31,434

Total liabilities and stockholders’ equity	$30,181	$57,519

Reconciliation of Adjusted EBITDA to Net (Loss) Income

(amounts in thousands)

	Three Months Ended September 30,
	2024 US	2024 CA	2024 Consol.	2023 US	2023 CA	2023 Consol.
Net loss	$(4,442)	$(1,175)	$(5,617)	$(3,813)	$(1,385)	$(5,198)
Depreciation and amortization	1,144	244	1,388	1,527	487	2,014
Interest income, net	(34)	(3)	(37)	(58)	(112)	(170)
Income tax (benefit) expense	(35)	—	(35)	3	—	3
EBITDA	(3,367)	(934)	(4,301)	(2,341)	(1,010)	(3,351)
Severance expense	—	—	—	—	—	—
Adjusted EBITDA	$(3,367)	$(934)	$(4,301)	$(2,341)	$(1,010)	$(3,351)

	Nine Months Ended September 30,
	2024 US	2024 CA	2024 Consol.	2023 US	2023 CA	2023 Consol.
Net (loss) income	$(4,743)	$1,426	$(3,317)	$(9,067)	$(974)	$(10,041)
Depreciation and amortization	3,611	772	4,383	5,173	1,654	6,827
Interest income, net	(157)	(13)	(170)	(214)	(169)	(383)
Income tax expense (benefit)	36	—	36	(96)	—	(96)
EBITDA	(1,253)	2,185	932	(4,204)	511	(3,693)
Severance expense	86	—	86	—	—	—
Adjusted EBITDA	$(1,167)	$2,185	$1,018	$(4,204)	$511	$(3,693)

Reconciliation of Adjusted EBITDA to Net Cash (Used in) Provided By Operating Activities

(amounts in thousands)

	Three Months Ended September 30,
	2024 US	2024 CA	2024 Consol.	2023 US	2023 CA	2023 Consol.
Net cash used in operating activities	$(3,331)	$(900)	$(4,231)	$(2,849)	$(440)	$(3,289)
Changes in working capital and other items	233	17	250	833	(521)	312
Non-cash adjustments to net loss	(269)	(51)	(320)	(325)	(49)	(374)
EBITDA	(3,367)	(934)	(4,301)	(2,341)	(1,010)	(3,351)
Severance expense	—	—	—	—	—	—
Adjusted EBITDA	$(3,367)	$(934)	$(4,301)	$(2,341)	$(1,010)	$(3,351)

	Nine Months Ended September 30,
	2024 US	2024 CA	2024 Consol.	2023 US	2023 CA	2023 Consol.
Net cash (used in) provided by operating activities	$(33)	$3,592	$3,559	$(1,139)	$3,601	$2,462
Changes in working capital and other items	(217)	(1,255)	(1,472)	(2,301)	(2,959)	(5,260)
Non-cash adjustments to net (loss) income	(1,003)	(152)	(1,155)	(764)	(131)	(895)
EBITDA	(1,253)	2,185	932	(4,204)	511	(3,693)
Severance expense	86	—	86	—	—	—
Adjusted EBITDA	$(1,167)	$2,185	$1,018	$(4,204)	$511	$(3,693)

Statements of Operations by operating segment for the three and nine months ended September 30, 2024, and 2023.

	Three Months Ended September 30, 2024			Nine Months Ended September 30, 2024
	USA Operations	Canada Operations	Consolidated	USA Operations	Canada Operations	Consolidated
Operating revenues
Fee revenue	$4,652	$11	$4,663	$31,260	$8,467	$39,727
Reimbursable revenue	9,758	—	9,758	18,753	37	18,790
	14,410	11	14,421	50,013	8,504	58,517

Operating costs:
Fee operating expenses	5,726	811	6,537	26,751	5,781	32,532
Reimbursable operating expenses	9,758	—	9,758	18,753	37	18,790
Operating expenses	15,484	811	16,295	45,504	5,818	51,322
General and administrative	2,393	136	2,529	6,133	478	6,611
Severance expense	—	—	—	86	—	86
Depreciation and amortization	1,144	244	1,388	3,611	772	4,383
	19,021	1,191	20,212	55,334	7,068	62,402

(Loss) income from operations	(4,611)	(1,180)	(5,791)	(5,321)	1,436	(3,885)

Other income (expense):
Interest income	58	14	72	246	44	290
Interest expense	(24)	(11)	(35)	(89)	(31)	(120)
Other income (expense), net	100	2	102	457	(23)	434
(Loss) income before income tax	(4,477)	(1,175)	(5,652)	(4,707)	1,426	(3,281)
Income tax benefit (expense)	35	—	35	(36)	—	(36)
Net (loss) income	(4,442)	(1,175)	(5,617)	(4,743)	1,426	(3,317)
Other comprehensive income (loss):
Net unrealized income (loss) on foreign exchange rate translation	—	29	29	—	(241)	(241)

Comprehensive (loss) income	$(4,442)	$(1,146)	$(5,588)	$(4,743)	$1,185	$(3,558)

	Three Months Ended September 30, 2023			Nine Months Ended September 30, 2023
	USA Operations	Canada Operations	Consolidated	USA Operations	Canada Operations	Consolidated
Operating revenues
Fee revenue	$9,724	$11	$9,735	$32,767	$10,122	$42,889
Reimbursable revenue	13,223	3	13,226	29,092	607	29,699
	22,947	14	22,961	61,859	10,729	72,588

Operating costs:
Fee operating expenses	10,066	852	10,918	29,353	8,780	38,133
Reimbursable operating expenses	13,223	3	13,226	29,092	607	29,699
Operating expenses	23,289	855	24,144	58,445	9,387	67,832
General and administrative	2,315	180	2,495	8,084	887	8,971
Severance expense	—	—	—	—	—	—
Depreciation and amortization	1,527	487	2,014	5,173	1,654	6,827
	27,131	1,522	28,653	71,702	11,928	83,630

Loss from operations	(4,184)	(1,508)	(5,692)	(9,843)	(1,199)	(11,042)

Other income (expense):
Interest income	72	120	192	250	186	436
Interest expense	(14)	(8)	(22)	(36)	(17)	(53)
Other income (expense), net	316	11	327	466	56	522
Loss before income tax	(3,810)	(1,385)	(5,195)	(9,163)	(974)	(10,137)
Income tax (expense) benefit	(3)	—	(3)	96	—	96
Net loss	(3,813)	(1,385)	(5,198)	(9,067)	(974)	(10,041)
Other comprehensive (loss) income:
Net unrealized (loss) income on foreign exchange rate translation	—	(218)	(218)	—	25	25

Comprehensive loss	$(3,813)	$(1,603)	$(5,416)	$(9,067)	$(949)	$(10,016)